UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported)

                              October 21, 1998


                             FFY FINANCIAL CORP.
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           (Exact name of registrant as specified in its charter)



     Delaware                      0-21638                    34-1735753
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 (State or other           (Commission File Number)          (IRS Employer
 jurisdiction of                                            Identification
  incorporation)                                                Number)



  724 Boardman-Poland Road, Youngstown, Ohio                       44512
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   (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:             330-726-3396
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                                     N/A
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        (Former name or former address, if changed since last report)



Item 5.   Other Events

      On October 21, 1998, the Registrant issued the attached press release.


Item 7.   Financial Statements and Exhibits

      (a)   Exhibits

            1.  Press release, dated October 20, 1998.


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FFY FINANCIAL CORP.

Date:  October 21, 1998                By:  /s/  Jeffrey L. Francis
       ----------------                     -----------------------------
                                            Jeffrey L. Francis,
                                            President and CEO


For Immediate Release                       For Further Information:
Tuesday, October 20, 1998                   Jeff Francis, President and CEO
                                            Terri Liutkus, Treasurer and CFO
                                            330/726-3396 - telephone
                                            330/758-1356 - telecopier

                   FFY Financial Corp. Reports 1st Quarter
                  Net Income and Regular Dividend Increase

      Youngstown, Ohio, October 20, 1998 - FFY Financial Corp. (NASDAQ:
FFYF) announced net income of $1.9 million, or $.50 per diluted share for its first fiscal quarter ended September 30, 1998. The net income for the current quarter compared to net income of $1.9 million, or $.49 per diluted share for the quarter ended September 30, 1997.

      Assets totaled $658.6 million at September 30, 1998, an increase of $6.9 million, or 1% from $651.7 million at June 30, 1998. The increase in assets was primarily the result of growth in the securities portfolio, which increased $10.6 million during the quarter and totaled $151.4 million at September 30, 1998.

      Net loans receivable decreased $12.2 million, or 3% during the current quarter and totaled $470.3 million at September 30, 1998, including $1.7 million in loans available for sale. The decline in loans was principally due to repayments on $17.1 million in short-term loans made to customers in June 1998 to fund their stock subscriptions in an initial public offering by a local financial institution that converted from a mutual to stock form of ownership. Deposits totaled $448.5 million at September 30, 1998, an increase of $4.5 million, or 1% from $444.0 million at June 30, 1998. Borrowed funds increased $20.5 million during the quarter and totaled $54.5 million at September 30, 1998. Proceeds from borrowed funds were used to fund growth in the securities portfolio and to repay short-term securities sold under agreements to repurchase.

      At its meeting of October 20, 1998 the Company's board of directors increased its regular quarterly dividend from 20 cents per share to 22.5 cents per share. The dividend will be paid on November 12, 1998 to shareholders of record on October 30, 1998.

      On October 7, 1998 the Company announced its intention to repurchase 5%, or 198,026 of its outstanding shares of common stock in open market transactions over a twelve month period which began on October 13, 1998.
The board of directors approved the repurchase program in view of current economic and market factors, alternate investment strategies and the strong capital position of the Company and its subsidiary, First Federal Savings Bank of Youngstown. The repurchased shares will become treasury shares available for general corporate purposes. The Company believes that the repurchase of its shares represents an attractive investment opportunity which will benefit the Company and its stockholders. Since completing its conversion to a publicly owned stock company on June 28, 1993, the Company has repurchased 3.0 million shares at an average price of $22.05 per share, including 19,000 shares repurchased in this most recently announced buyback.

      Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, and other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 1998. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)


                                                   September 30,    June 30,      %
Selected Consolidated Financial Condition Data:        1998           1998      Change
-----------------------------------------------    -------------    --------    ------
($ in thousands)

Total assets                                          $658,591      $651,746       1%
Loans receivable, net                                  468,554       482,463      -3%
Loans available for sale                                 1,725             0      NM
Allowance for loan losses                                2,683         2,740      -2%
Non-performing assets                                    3,788         3,324      14%
Securities available for sale                          151,355       140,793       8%
Deposits                                               448,498       444,017       1%
Securities sold under agreements to repurchase:
  Short-term                                             9,021        13,088     -31%
  Long-term                                             51,300        51,300       0%
Borrowed funds                                          54,500        33,985      60%
Stockholders' equity                                    84,127        84,216       0%



                                                  Three months ended
                                                     September 30,
                                             ----------------------------
                                                                      %
Selected Consolidated Operations Data:         1998       1997     Change
--------------------------------------       -------    -------    ------
($ in thousands except per share amounts)

Total interest income                        $12,161    $11,958       2%
Total interest expense                         6,711      6,475       4%
                                             ------------------

    Net interest income                        5,450      5,483      -1%
Provision for loan losses                        125        142     -12%
                                             ------------------

    Net interest income after
     provision for loan losses                 5,325      5,341       0%
Service charges                                  198        170      16%
Gain on sale of securities                        64         48      33%
Other non-interest income                        355        110     223%
Total non-interest expense                    (3,145)    (2,761)     14%
                                             ------------------

     Income before federal income taxes        2,797      2,908      -4%

Federal income tax expense                       912      1,005      -9%
                                             ------------------

Net income                                   $ 1,885    $ 1,903      -1%
                                             ==================

Basic earnings per share                     $  0.51    $  0.50       2%
                                             ==================

Diluted earnings per share                   $  0.50    $  0.49       2%
                                             ==================

Cash dividends declared per share            $ 0.225    $  0.20      13%
                                             ==================

<F1>  NM - Not a meaningful measure of performance.


FFY FINANCIAL CORP. AND SUBSIDIARIES
(unaudited)


                                                              Three months ended
                                                                 September 30,
                                                          --------------------------

Selected Financial Ratios and Other Data:                    1998           1997
-----------------------------------------                 -----------    -----------

Performance Ratios:
  Return on average assets (1)                              1.16% (8)      1.25% (8)
  Return on average equity (2)                              9.10% (8)      9.24% (8)
  Interest rate spread information:
    Average during period (3)                               3.00% (8)      3.13% (8)
    End of period (3)                                       2.90%          2.96%
  Net interest margin (3)(4)                                3.58% (8)      3.76% (8)
  Operating expense to average assets                       1.94% (8)      1.81% (8)
  Efficiency ratio (5)                                     52.36%         47.91%
  Dividend payout ratio (6)                                45.00%         40.82%

Performance Ratios Excluding Affiliates (7):
  Return on average assets (1)                              1.19% (8)      1.25% (8)
  Return on average equity (2)                              9.30% (8)      9.24% (8)
  Operating expense to average assets                       1.84% (8)      1.81% (8)
  Efficiency ratio (5)                                     50.58%         47.91%

Quality Ratios (end of period):
  Non-performing assets to total assets                     0.58%          0.66%
  Allowance for loan losses to non-performing assets       70.83%         72.24%
  Allowance for loan losses to gross loans outstanding      0.56%          0.60%

Capital Ratios:
  Equity to total assets at end of period                  12.77%         13.69%
  Average equity to average assets                         12.77%         13.49%
  Book value per share                                    $21.24         $20.30
  Tangible book value per share                           $21.23         $20.28
  Change in book value and tangible book value
    per share due to SFAS No. 115                         $ 0.36         $ 0.19
  Ratio of average interest-earning assets to
   average interest-bearing liabilities                     1.14 x         1.14 x

<F1> - Ratio of net income to average total assets.
<F2> - Ratio of net income to average equity.
<F3> - Ratio is presented on a fully taxable equivalent basis using the company's federal statutory tax rate of 34%.
<F4> - Net interest income divided by average interest earning assets -
       calculated without consideration of the unrealized gain on securities available for sale.
<F5> - Ratio is calculated without consideration to goodwill amortization and gain on sale of securities.
<F6> - Cash dividends declared per share divided by diluted earnings per share.
<F7> - Ratios presented are not inclusive of the operations of the company's real estate and insurance affiliates which began operations in September 1997 and April 1998, respectively.
<F8> - Annualized.